                               PURCHASE AGREEMENT

     This Purchase Agreement dated as of March, 25, 1997, is made by and between SA Telecommunications, Inc., a Delaware corporation (the "COMPANY"), Northstar High Total Return Fund ("PURCHASER").

     WHEREAS, the Company is empowered to issue indebtedness for any of the objects and purposes of the Company;

     WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of its 10% Convertible Debenture Due 2006 in the principal amount of $3,800,000, convertible into Common Stock of the Company, to be issued under and pursuant to the provisions of this Agreement;

     WHEREAS, the Debenture is being offered and sold to the Purchaser without being registered under the Securities Act of 1933, as amended; and

     WHEREAS, upon and subject to the terms and conditions of this Agreement, the Company has agreed to issue and sell the Debenture to the Purchaser, and the Purchaser has agreed to purchase the Debenture from the Company;

     NOW, THEREFORE, in consideration of the premises and the purchase of the Debenture by the Purchaser, the Company and the Purchaser hereby agree as follows:

     1. DEFINITIONS The terms defined in this SECTION 1 shall have for all purposes of this Agreement the respective meanings specified in this SECTION 1.

     "1996 FINANCIAL STATEMENTS" means the Company's unaudited substantially complete financial statements for the year ended December 31, 1996 attached as EXHIBIT C hereto.

     "ACT" means the Securities Act of 1933, as amended.

     "AGREEMENT" means this Purchase Agreement as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

     "CLOSING" means the closing of the purchase and sale of the Debenture.

     "COMMISSION" means the Securities and Exchange Commission.

     "COMMON STOCK" means the common stock, $0.0001 par value, of the Company.

     "COMPANY" means SA Telecommunications, Inc., a Delaware corporation.


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

     "CONFIDENTIAL DISCLOSURE STATEMENT" means the Confidential Disclosure Statement dated March 25, 1997 attached as EXHIBIT D hereto.

     "DEBENTURE" means that certain convertible debenture of the Company in the form of EXHIBIT A hereto which shall be issued by the Company to the Purchaser at the Closing.

     "DEBENTURE AGREEMENTS" includes this Agreement, the Debenture, the Registration Rights Agreement and any other documents required by this Agreement as a condition to the Purchaser purchasing the Debenture or executed or delivered by the Company and/or Purchaser at the Closing.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "INCORPORATED DOCUMENTS" means the documents which at the time are incorporated by reference in the Memorandum or any amendment or supplement thereto.

     "MEMORANDUM" means (i) the Prior Prospectus, (ii) the First Prospectus Supplement to the Prior Prospectus dated March 18, 1997, (iii) the Confidential Disclosure Statement, and (iv) the 1996 Financial Statements. Any reference to the Memorandum shall be deemed to include all amendments and supplements thereto and any documents filed under the Exchange Act and the rules and regulations of the Commission thereunder.

     "PRIOR NOTES" means the Company's 10% Convertible Notes Due 2006 issued on August 12, 1996.

     "PRIOR PROSPECTUS" means the Prospectus dated February 11, 1997 with respect to the Prior Notes.

     "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement in the form of EXHIBIT B hereto which will be executed by the Company and Purchaser at the Closing.

     "SUBSIDIARIES" means Long Distance Network, Inc., a Texas corporatioan, U.S. Communications, Inc., a Texas corporatioan, AddTel Communicatons, Inc., a California corporaiton, and North American Telecommunications Corporation, a Texas corporation.

The terms subsequently defined in this Agreement shall have the respective meanings assigned to them herein and shall include the singular as well as the plural.

     2. PURCHASE AND SALE OF DEBENTURE. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions set forth herein, at the Closing the Company agrees to issue and sell to the Purchaser and, the Purchaser agrees to purchase from the Company, the Debenture at a purchase price of $3,230,000. The Closing shall be held on March 25, 1997 at 10:00 a.m., Dallas time, at the offices of Arter &


                                     2
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Hadden, 1717 Main Street, Suite 4100, Dallas, Texas or at such other place and time as may be mutually agreed to by the Company and the Purchaser. At the Closing, the Company will execute and deliver this Agreement, the Registration Rights Agreement, and the Debenture to the Purchaser against payment of the aggregate purchase price of the Debenture specified in SECTION 2 hereof by wire transfer of immediately available funds and execution of the Purchaser and the Subsidiaries of this Agreement and execution by the Company of the Registration Rights Agreement. The Purchaser and its transferees of the Debenture will be entitled to the benefits of the Registration Rights Agreement pursuant to which the Company has granted, among other things, certain piggyback registration rights with respect to certain registration statements filed by the Company registering the shares of Common Stock issuable upon conversion of the Debenture under the Act.

     3. EXPENSES. The Company shall pay all expenses of the transactions contemplated by this Agreement, and shall pay or reimburse the Purchaser for all costs and expenses incurred by the Purchaser in connection with the preparation, execution, delivery of this Agreement, including the fees, expenses and disbursements of counsel to the Purchaser, provided such fees, expenses and disbursements do not exceed $10,000.

     4. THE DEBENTURE. The Debenture in the principal amount of $3,800,000 shall be in the form of EXHIBIT A hereto. The Debenture will be convertible at the holder's option into shares of Common Stock at a conversion price of $2.55 per share, subject to adjustment in certain circumstances.

     5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Purchaser that:

          (a) The Memorandum does not contain any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b) The Incorporated Documents heretofore filed were filed in a timely manner and, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects to the requirements of the Exchange Act and did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further Incorporated Documents will, when so filed, be filed in a timely manner and conform in all material respects to the requirements of the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (c) The Company has 50,000,000 shares of Common Stock authorized, 15,668,835 of which are issued and outstanding as of March 20, 1997; the Company has


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

     15,000,000 shares of Preferred Stock authorized, of which the Company has designated 250,000 shares as Series A Cumulative Convertible Preferred Stock ("SERIES A PREFERRED STOCK"), which, as of the date hereof, 180,000 shares are outstanding; all of the outstanding shares of capital stock of the Company and each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights; all of the outstanding shares of capital stock of the Subsidiaries are owned, directly or indirectly, by the Company, free and clear of all liens, encumbrances and claims or restrictions on transferability (other than those imposed by the Act and the securities or "Blue Sky" laws of certain jurisdictions) or voting, other than the security interests in favor of Greyrock Business Credit. Except for the Subsidiaries (or other subsidiaries of the Company which are not material to the business of the Company) or as disclosed in the Memorandum, the Company does not own, directly or indirectly, any shares of capital stock or any other equity or long-term debt securities or have any equity interest in any corporation, partnership, joint venture or other entity.

          (d) The shares of Common Stock issuable upon conversion of the Debenture have been duly authorized for issuance upon conversion of the Debenture and duly reserved for such issuance and, when issued upon such conversion in accordance with the terms of the Indenture, will have been validly issued and will be fully paid and nonassessable, and the issuance of such shares of Common Stock is not subject to any preemptive or similar rights.

          (e) Each of the Company and the Subsidiaries is duly incorporated, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and has all requisite corporate power and corporate authority to own its properties and conduct its business as now conducted and as described in the Memorandum; each of the Company and the Subsidiaries is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the business, financial condition, prospects as described in the Memorandum or results of operations of the Company and the Subsidiaries, taken as a whole (any such event, a "MATERIAL ADVERSE EFFECT").

          (f) The Company has all requisite corporate power and corporate authority to execute, deliver and perform its obligations under the Debenture. The Debenture has been duly and validly authorized by the Company and, when executed by the Company and when issued and delivered to and paid for by the Purchaser in accordance with the terms of this Agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with its terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

          (g) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement. The Registration Rights Agreement has been duly and validly authorized by the Company and, when executed and delivered by the Company, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except that
     (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

          (h) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by the Company. This Agreement has been duly executed and delivered by the Company.

          (i)  Assuming the accuracy of the Purchaser's representations in
     SECTION 6, no consent, approval, authorization or order of any court or governmental agency or body, or third party is required for the issuance and sale by the Company of the Debenture to the Purchaser, the issuance of shares of Common Stock upon conversion of the Debenture or the consummation by the Company of the other transactions contemplated hereby, except such as have been obtained and such as may be required under state securities or "Blue Sky" laws in connection with the purchase and resale of the Debenture by the Purchaser. None of the Company or the Subsidiaries is (i) in violation of its certificate of incorporation or bylaws (or similar organizational document), (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to any of them or any of their respective properties or assets, except for any such breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect, or (iii) in breach of or default under (nor has any event occurred which, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which any of them is a party or to which any of them or their respective properties or assets is subject (collectively, "CONTRACTS"), except for any such breach, default, violation or event which would not, individually or in the aggregate, have a Material Adverse Effect.

          (j) Neither the execution, delivery or performance by the Company of this Agreement or the Registration Rights Agreement nor the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance and sale of the Debenture to the Purchaser and the issuance of shares of Common Stock upon conversion of the Debenture) will conflict with or constitute or result in a breach of or a default under (or an event which with notice or passage of time or both would constitute a default under) or violation of any of (i) the terms or provisions of any Contract, except for any such conflict, breach, violation, default or event which would not, individually or in the aggregate, have a Material Adverse Effect, (ii) the certificate of incorporation or bylaws (or similar organizational document) of the Company, or (iii) (assuming compliance with all applicable state securities or "Blue Sky" laws and assuming the accuracy of the representations and warranties of the Purchaser in SECTION 6 hereof) any statute, judgment, decree, order, rule or regulation applicable to the Company or any of its properties or assets, except for any such conflict, breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect.

          (k) The audited consolidated financial statements of the Company and the Subsidiaries included in the Prior Prospectus and the 1996 Financial Statements present fairly in all material respects the financial position, results of operations and cash flows of the Company and the Subsidiaries at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP"), except as otherwise stated therein and except that the 1996 Financial Statements do not include footnote presentations required by GAAP. Price Waterhouse LLP is an independent public accounting firm within the meaning of the Act and the rules and regulations promulgated thereunder.

          (l) The pro forma financial statements (including the notes thereto) and the other pro forma financial information included in the Memorandum
     (i) comply as to form in all material respects with the applicable requirements of Regulation S-X promulgated under the Exchange Act, (ii) have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, and (iii) have been properly computed on the bases described therein; the assumptions used in the preparation of the pro forma financial data and other pro forma financial information included in the Memorandum are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

          (m) Except as set forth in the Memorandum, there is not pending or, to the knowledge of the Company, threatened any action, suit, proceeding, inquiry or investigation to which the Company or any of the Subsidiaries is a party, or to which the property or assets of the Company or any of the Subsidiaries are subject, before or brought by any court, arbitrator or governmental agency or body which, if determined adversely to the Company or any of the Subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect or which seeks to restrain, enjoin, prevent

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     the consummation of or otherwise challenge the issuance or sale of the
     Debenture to be sold hereunder or the consummation of the other transactions described in the Memorandum.

          (n) Each of the Company and the Subsidiaries possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, presently required or necessary to own or lease, as the case may be, and to operate its respective properties and to carry on its respective businesses as now conducted as set forth in the Memorandum ("PERMITS"), except where the failure to obtain such Permits would not, individually or in the aggregate, have a Material Adverse Effect; each of the Company and the Subsidiaries has fulfilled and performed all of its obligations with respect to such Permits except where the failure to perform such obligations would not, individually or in the aggregate, have a Material Adverse Effect; no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect; and none of the Company or the Subsidiaries has received any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Memorandum or except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

          (o) Since the date of the most recent financial statements appearing in the Memorandum, except as described in the Memorandum, (i) none of the Company or the Subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into or agreed to enter into any transactions or contracts (written or oral) not in the ordinary course of business which liabilities, obligations, transactions or contracts would, individually or in the aggregate, be material to the business, financial condition, prospects as described in the Memorandum or results of operations of the Companies and its Subsidiaries, taken as a whole, (ii) none of the Company or the Subsidiaries has purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock (other than with respect to any of such Subsidiaries, the purchase of, or dividend or distribution on, capital stock owned by the Company and other than (a) the repurchase of shares of Common Stock pursuant to the provisions of employee and incentive stock option plans and the related agreements thereunder and
     (b) the payment of in-kind dividends to holders of the Company's Series A Preferred Stock) and (iii) there shall not have been any change in the capital stock or long-term indebtedness of the Company or the Subsidiaries.

          (p) Each of the Company and the Subsidiaries has filed all necessary federal, state and foreign income and franchise tax returns, except where the failure to so file such returns would not, individually or in the aggregate, have a Material Adverse Effect, and has paid all taxes shown as due thereon; and other than tax deficiencies which

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     the Company or any Subsidiary is contesting in good faith and for which the Company or such Subsidiary has provided adequate reserves, there is no tax deficiency that has been asserted against the Company or any of the Subsidiaries that would have, individually or in the aggregate, a Material Adverse Effect.

          (q) None of the Company, the Subsidiaries or any agent acting on their behalf has taken or will take any action that might cause this Agreement or the sale of the Debenture to violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date.

          (r) Each of the Company and the Subsidiaries has good and marketable title to all real property and good title to all personal property described in the Memorandum as being owned by it and good and marketable title to a leasehold estate in the real and personal property described in the Memorandum as being leased by it free and clear of all liens, charges, encumbrances or restrictions (other than Permitted Liens (as defined in the Debenture)), except as described in the Memorandum or to the extent the failure to have such title or the existence of such liens, charges, encumbrances or restrictions would not, individually or in the aggregate, have a Material Adverse Effect. All leases, contracts and agreements to which the Company or any of the Subsidiaries is a party or by which any of them is bound are valid and enforceable against the Company or such Subsidiary, and, to the knowledge of the Company, are valid and enforceable against the other party or parties thereto and are in full force and effect with only such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect and except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations. The Company and the Subsidiaries own or possess adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how necessary to conduct the businesses now operated by them as described in the Memorandum, and none of the Company or the Subsidiaries has received any notice of infringement of or conflict with (or knows of any such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how which, if such assertion of infringement or conflict were sustained, would have a Material Adverse Effect.

          (s) There are no legal or governmental proceedings involving or affecting the Company or any Subsidiary or any of their respective properties or assets which would be required to be described in a prospectus pursuant to the Act that are not described in the Memorandum, nor are there any material contracts or other documents which would

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     be required to be described in a prospectus pursuant to the Act that are not described in the Memorandum.

          (t) Except as would not, individually or in the aggregate, have a Material Adverse Effect (A) each of the Company and the Subsidiaries is in compliance with and not subject to liability under applicable Environmental Laws (as defined below), (B) each of the Company and the Subsidiaries has made all filings and provided all notices required under any applicable Environmental Law, and has and is in compliance with all Permits required under any applicable Environmental Laws and each of them is in full force and effect, (C) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the knowledge of the Company or any of the Subsidiaries, threatened against the Company or any of the Subsidiaries under any Environmental Law, (D) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by the Company or any of the Subsidiaries,
     (E) none of the Company or the Subsidiaries has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or any comparable state law, (F) no property or facility of the Company or any of the Subsidiaries is (i) listed or proposed for listing on the National Priorities List under CERCLA or is
     (ii) listed in the Comprehensive Environmental Response, Compensation and Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any state or local governmental authority.

     For purposes of this Agreement, "ENVIRONMENTAL LAWS" means the common law and all applicable federal, state and local laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of public or employee health and safety or the environment, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of hazardous materials into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of hazardous materials, and (iii) underground and above ground storage tanks and related piping, and emissions, discharges, releases or threatened releases therefrom.

          (u) There is no strike, labor dispute, slowdown or work stoppage with the employees of the Company or any of the Subsidiaries which is pending or, to the knowledge of the Company or any of the Subsidiaries, threatened.

          (v) Each of the Company and the Subsidiaries has in effect, with financially sound and reputable insurers, insurance with respect to its business and properties and the business and properties of its Subsidiaries against loss or damage of the kind customarily insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated, of such type and in such amounts as are customarily carried under similar circumstances by such other corporations.

          (w) None of the Company or the Subsidiaries has any liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which the Company or any of the Subsidiaries makes or ever has made a contribution and in which any employee of the Company or of any Subsidiary is or has ever been a participant. With respect to such plans, the Company and each Subsidiary is in compliance in all material respects with all applicable provisions of ERISA.

          (x) The Company and the Subsidiaries, taken as a whole, (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of the Company's financial statements and to maintain accountability for its assets, (C) access to assets is permitted only in accordance with management's authorization and
     (D) the reported accountability for assets is compared with existing assets at reasonable intervals.

          (y) None of the Company or the Subsidiaries will be an "investment company" or "promoter" or "principal underwriter" for an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

          (z) Immediately after the consummation of the transactions contemplated by this Agreement, the fair value and present fair saleable value of the assets of the Company (on a consolidated basis) will exceed the sum of its stated liabilities and identified contingent liabilities; the Company (on a consolidated basis) is not, nor will the Company (on a consolidated basis) be, after giving effect to the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, (a) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted, (b) unable to pay any liability on a claim as it becomes due or (c) otherwise insolvent. For the purposes of this paragraph, "FAIR VALUE" means the amount at which an entity's aggregate assets would change hands between a willing buyer and a willing seller, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act, with equity to both, and "PRESENT FAIR SALEABLE VALUE" means the amount that may be realized if an entity's aggregate assets are sold with reasonable promptness in an arm's-length transaction under present conditions for the sale of ongoing comparable business enterprises.

          (aa) None of the Company, the Subsidiaries or any of their respective Affiliates (as defined in Rule 501(b) of Regulation D under the Act) has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any "security" (as defined in the Act) which is or could be integrated with the sale of the Debenture in a manner that would require the registration under the Act of the Debenture or
     (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Debenture or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

          (ab) No securities of the Company or any Subsidiary are of the same class (within the meaning of Rule 144A under the Act) as the Debentures and listed on a national securities exchange and registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system.

          (ac) None of the Company or the Subsidiaries has taken, nor will any of them take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock.

6. REPRESENTATIONS AND WARRANTIES OF PURCHASER. The Purchaser represents and warrants that:

          (a) The Purchaser represents and warrants that it is an Accredited Investor, as such term is defined in Regulation D promulgated under the Act. Furthermore, as a condition precedent to the Company's obligations to consummate the transactions contemplated hereby, the Purchaser shall execute that representation letter attached as EXHIBIT E hereto. The Purchaser agrees with the Company that (i) it has not and will not solicit offers for, or offer or sell, the Debenture by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act; and (ii) it has and will solicit offers for the Debenture only from, and will offer the Debenture only (A) in the case of offers inside the United States, to a limited number of other institutional investors reasonably believed by the Purchaser to be Accredited Investors that, prior to their purchase of the Debenture, deliver to the Purchaser a letter containing the representations and agreements substantially similar to those contained in EXHIBIT E hereto,
     (B) in the case of offers outside the United States, to persons other than U.S. persons ("FOREIGN PURCHASERS"), which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)); provided, however, that, in the case of this clause (B), in purchasing such Debenture such persons are deemed to have represented and agreed as provided under the caption "Transfer Restrictions" contained in the Confidential Disclosure Statement or (C) in transactions otherwise exempt or excluded from the registration provisions of the Act.

     7. CONDITIONS OF PURCHASER'S OBLIGATIONS. The Purchaser's obligation to purchase and pay for the Debenture is subject to the satisfaction or waiver, prior to or at the Closing, of each of the following conditions:

          (a) On the Closing Date, the Purchaser shall have received the opinion, dated as of such Closing Date and addressed to the Purchaser, of Arter & Hadden, counsel for the Company, in form and substance reasonably satisfactory to counsel for the Purchaser.

          (b) The representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date; the statements of the Company's officers made pursuant to any certificate delivered in accordance with the provisions hereof shall be true and correct on and as of the date made and on and as of the Closing Date; the Company shall have performed all covenants and agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date; and, except as described in the Memorandum (exclusive of any amendment or supplement thereto after the date hereof), subsequent to the date of the most recent financial statements in such Memorandum, there shall have been no event or development, and no information shall have become known, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

          (c) The sale of the Debenture hereunder shall not be enjoined (temporarily or permanently) on the Closing Date.

          (d) Subsequent to the date of the most recent financial statements in the Memorandum (exclusive of any amendment or supplement thereto after the date hereof), none of the Company or any of the Subsidiaries shall have sustained any loss or interference with respect to its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or from any legal or governmental proceeding, order or decree, which loss or interference, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

          (e) The Purchaser shall have received a certificate of the Company, dated the Closing Date, signed on behalf of the Company by its Chairman of the Board, President or any Vice President and the Chief Financial Officer, to the effect that:

               (i) The representations and warranties of the Company contained in this Agreement are true and correct on and as of the date hereof and on and as of the Closing Date, and the Company has performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

               (ii) At the Closing Date, since the date hereof or since the date of the most recent financial statements in the Memorandum (exclusive of any amendment or supplement thereto after the date hereof), except as described in the Memorandum no event or development has occurred, and no information has become known, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect; and

               (iii) The sale of the Debenture hereunder has not been enjoined (temporarily or permanently).

          (f) On the Closing Date, the Purchaser shall have received the Registration Rights Agreement executed by the Company and such agreement shall be in full force and effect at all times from and after the Closing Date.

            On or before the Closing Date, the Purchaser and counsel for the Purchaser shall have received such further documents, opinions, certificates, letters and schedules or instruments relating to the business, corporate, legal and financial affairs of the Company and the Subsidiaries as they shall have heretofore reasonably requested from the Company.

            All such documents, opinions, certificates, letters, schedules or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Purchaser and counsel for the Purchaser. The Company shall furnish to the Purchaser such conformed copies of such documents, opinions, certificates, letters, schedules and instruments in such quantities as the Purchaser shall reasonably request.

     8. COVENANTS OF THE COMPANY. The Company covenants and agrees with the Purchaser that:

          (a) The Company will cooperate with the Purchaser in attempting to arrange for the qualification of the shares of Common Stock issuable upon conversion of the Debenture for offering and sale under the securities or "Blue Sky" laws of such jurisdictions as the Purchaser may designate and will continue such qualifications in effect for as long as may be necessary to complete the resale of the underlying shares of Common Stock; provided, however, that in connection therewith, the Company shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

          (b) The Company will apply the net proceeds from the sale of the Debenture as set forth under "Use of Proceeds" in the Confidential Disclosure Statement comprising a part of the Memorandum.

          (c) The Company will give the Purchaser prompt written notice of any amendment to Sections 5.01 through 5.12 of the 1996 Indenture. The Company will agree to make a substantially similar change in any conforming section contained in the Debenture as a result of such amendment to the 1996 Indenture to the extent requested by the Purchaser.

          (d) None of the Company or any of its Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Act) which could be integrated with the sale of the Debenture in a manner which would require the registration under the Act of the Debenture.

          (e) The Company will not, and will not permit any of the Subsidiaries to, engage in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Debenture or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

          (f) For so long as the Debentures remain outstanding, the Company will make available at its expense, upon request, to any holder of such Debentures and any prospective purchasers thereof, the information specified in Rule 144A(d)(4) under the Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

          (g) The Company will undertake whatever filings or other steps are necessary to list the shares of Common Stock issuable upon conversion of the Debentures on the Nasdaq SmallCap Market.

          (h) As a post-closing matter only, and not as a condition precedent or condition subsequent to the consummation of the transactions contemplated hereby or the performance of any party's performance hereunder, the Company agrees that it will make application for good standing (tax-status) certificates of the following entities in the following jurisdictions (collectively, the "CERTIFICATES"):

                  NAME                            JURISDICTION
          ------------------                      ------------
          SA Telecommunications, Inc.             Delaware, Texas (foreign)
          U.S. Communications, Inc.               Texas
          AddTel Communications, Inc.             California
          Long Distance Network, Inc.             Texas
          Southwest Long Distance Network, Inc.   Arkansas
          Uniquest Communications, Inc.           Texas

     The Company agrees to provide the Certificates to the Purchaser if and when received.

     9.    MISCELLANEOUS.

          (a) SURVIVAL CLAUSE. The respective representations, warranties, agreements, covenants, and other statements of the Company, its officers and the Purchaser set forth in this Agreement or made by or on behalf of them pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors, the Purchaser or any person who controls the Company or the Purchaser within the meaning of Section 15 of the Act or
     Section 20 of the Exchange Act and (ii) delivery of and payment for the Debenture. The respective agreements, covenants, and other statements set forth in SECTIONS 3 AND 9(d) hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

          (b) NOTICES. All communications hereunder shall be in writing and, if sent to the Purchaser, shall be mailed or delivered to (i) Northstar High Total Return Fund, c/o Northstar Investment Management, 2 Pickwick Plaza, 1st Floor, Greenwich, Connecticut 06830; if sent to the Company, shall be mailed or delivered to the Company at 1600 Promenade Center, 15th Floor, Richardson, Texas 75080, Attention: Lynn H. Johnson, Esq., Vice President and General Counsel; with a copy to Arter & Hadden, 1717 Main Street, Suite 4100, Dallas, Texas 75201, Attention: Mark S. Solomon, Esq.

          All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; and one business day after being timely delivered to a next-day air courier.

          (c) SUCCESSORS. This Agreement shall inure to the benefit of and be binding upon the Purchaser, the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person. No purchaser of Debenture from the Purchasers will be deemed a successor because of such purchase.

          (d) APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT GIVING EFFECT TO ANY PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW.

          (e) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (f) DESCRIPTIVE HEADINGS. The descriptive headings herein have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provisions hereof.

     IN WITNESS WHEREOF, the Company and the Purchaser have caused this Agreement to be executed as of the date first above written.


                              SA TELECOMMUNICATIONS, INC.


                              By:   /S/ J. David Darnell
                                 -----------------------------------
                                   J. David Darnell
                                   Vice President - Finance and
                                    Chief Financial Officer

                              NORTHSTAR HIGH TOTAL RETURN

                              By:  /s/ Michael A. Graves
                                 -----------------------------------
                                   Michael A. Graves
                                    Vice President





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